Exhibit 10.35

Dated

TO

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

CHARGE OVER SECURITIES AND DEPOSITS WITH THE BANK

(Limited Company, Individual or Firm) (Limited Amount)

Member HSBC Group

To:	The Hongkong and Shanghai Banking Corporation Limited
The Hong Kong Special Administrative Region

CHARGE OVER SECURITIES AND DEPOSITS WITH THE BANK

(Limited Company, Individual or Firm) (Limited Amount)

I.	Definitions

“Bank” means The Hongkong and Shanghai Banking Corporation Limited at its office specified in the Schedule and its successors and assigns;

“Banking Facilities” means such facilities and/or financial accommodation as the Bank may make or continue to make available to the Chargor or to any other person at the request of the Chargor;

“Chargor” means the person or, as the case may be, each person whose name and address are specified in the Schedule or, if the name and address of a firm are specified in the Schedule, means each of the present and future partners of the firm and, in each case including any executor, personal representative or lawful successors and assigns of such person and, if there are more than one such person, their liability and obligations under this Charge are joint and several and any reference to the Chargor herein shall (except as otherwise specified) be construed as reference to any or more or all of such persons as the context may require;

“Deposits” means deposits and all sums of money (in whatever currency) from time to time standing to the credit of the Chargor’s accounts or placed by the Chargor with the Bank at any of its offices or branches (whether in addition to or by way of renewal or replacement for any amount or amounts previously deposited into the Chargor’s accounts with the Bank) and interest thereon;

“Depository” means each person, if any, whose name and address are specified in the Schedule;

“Exchange Rate” means the rate for converting one currency into another currency which the Bank determines to be prevailing in the relevant foreign exchange market at the relevant time, such determination to be conclusive and binding on the Chargor;

“Receivables” means all and any receivables attributable or payable to the Chargor in respect of any Securities;

“Secured Moneys” means (i) all moneys in any currency owing by the Chargor to the Bank at any time, actually or contingently, in any capacity (whether as principal or surety or otherwise), alone or jointly with any other person, (ii) interest on such moneys (both before and after any demand or judgment), to the date on which the Bank receives payment in full, at the rates payable by the Chargor or which would have been payable but for any circumstance which restricts payment, (iii) any expense of the Bank in making payment in respect of the Securities or the Deposits on behalf of the Chargor (but without the Bank being under any obligation to do so), as a result of failure by the Chargor to make such payment when due and (iv) all expenses of the Bank in perfecting or enforcing this Charge;

“Securities” means (i) all stocks, shares, securities, debentures, bonds, notes, options, warrants, funds, unit trusts, certificates of deposit, money market instruments, other equity, debt and financial instruments of any kind whatsoever owned by the Chargor which, at any time and for any reason, are in the possession or control of the Bank, any nominee of the Bank or a Depository, (ii) all dividends, interest, distributions and other moneys derived therefrom and (iii) all accretions, allotments, and other benefits accruing or arising in respect thereof;

“Specified Sum” means the amount so stated in the Schedule;

“person” includes an individual, firm, company, corporation and an unincorporated body of persons; and

“Process Agent” means the person, if any, whose name and Hong Kong address are specified in the Schedule.

2.	Charge

2.01	In consideration of the Banking Facilities, the Chargor, as beneficial owner, hereby charges, pledges and assigns to the Bank all the right, title and interest of the Chargor in and to the Securities, the Receivables and the Deposits as a continuing security for the obligations of the Chargor in respect of the Secured Moneys.

2.02	Without prejudice to the rights and powers which the Bank may have under this Charge and other agreements (including without limitation right of set off and the power to realise the Securities, the Receivables and the Deposits and to apply the proceeds thereof to discharge or reduce the Secured Moneys or any part of it), the maximum aggregate amount which the Bank can claim under this Charge as secured lender for repayment of the Secured Moneys shall not exceed the Specified Sum PROVIDED ALWAYS THAT nothing in this clause shall in any way exonerate or diminish or otherwise affect the obligations and liabilities of the Chargor under this Charge or any other document and the Bank shall be entitled to exercise all and any right, power or remedy against the Chargor for payment of the Secured Moneys without any limitation.

Member HSBC Group

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2.03	A certificate of balance signed by any duly authorised officer of the Bank shall be conclusive evidence against the Chargor of the amount of the Secured Moneys owing at any time.

2.04	The Bank shall be entitled to retain this Charge for such period as the Bank may certify to the Chargor to be appropriate in order to protect the interests of the Bank in respect of the Secured Moneys.

2.05	If the Chargor creates or purports to create any security ( whether fixed or floating) over the Securities, the Receivables or the Deposits or any part of it or if any person levies or attempts to levy any form of process against the Securities, the Receivables or the Deposits or any part of it, the security created by this Charge, to the extent that it may be a floating charge, shall automatically and without notice crystallise and operate as a fixed charge instantly when such event occurs.

3.	Continuing and Additional Charge

This Charge is a continuing security and is in addition to, shall not be affected by and may be enforced despite the existence of any other security held by the Bank. Any restriction on the right of consolidating securities shall not apply to this Charge.

4.	Undertakings

The Chargor undertakes that:

(a)	the Securities, the Receivables and the Deposits are and shall be in the sole beneficial ownership of the Chargor, free from encumbrances and claims, except pursuant to this Charge;

(b)	it will maintain the value of the Securities, the Receivables and the Deposits at such level as the Bank may require, from time to time;

(c)	it will pay all calls and make all other payments in respect of the Securities, the Receivables and the Deposits when due;

(d)	the Bank may hold the Deposits or any part of it at any of its offices and transfer the same between such offices;

(e)	it will deposit with the Bank or to its orders all documents which evidence the Securities, the Receivables and the Deposits and, if applicable, duly completed transfer documents in favour of the Bank;

(f)	it will not nor attempt to encumber, transfer, sell, dispose of or otherwise deal with any of the Securities, the Receivables and the Deposits except as directed by or with the consent of the Bank in writing; and

(g)	it will not take any action which might prejudice the value of the Securities, the Receivables and the Deposits and/or the effectiveness of this Charge.

5.	Authorisations

The Chargor authorises the Bank:

(a)	to appoint any of its subsidiary or associated companies as its nominee to hold and to keep possession and control of the Securities and the Receivables;

(b)	to exercise or procure the exercise of the voting rights attaching to the Securities, so far as legally permissible, as if the Bank were the sole legal and beneficial owner and, otherwise, the Chargor shall vote only after notifying the Bank of the subject matter of any such proposed vote and, in any event, the Chargor shall not vote in contradiction to any direction made by the Bank;

(c)	at the sole discretion of the Bank, to determine whether or not to take any action which may be called for in respect of the Securities and/or the Receivables as to offers, redemptions or any other matter;

(d)	to return to the Chargor securities which may not have the same serial number or identification as those originally deposited with or received by the Bank, any nominee of the Bank or a Depository; and

(e)	to notify any Depository of the terms of this Charge.

CHARGE OVER SECURITIES AND DEPOSITS WITH THE BANK

(Limited Company, Individual or Firm) (Limited Amount)

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6.	Enforcement of Charge

If the Chargor has failed to pay any of the Secured Moneys when due or is in default under any of the terms of this Charge or the Banking Facilities is unable or admits to being unable to pay the debts of the Chargor as they become due or is subject to any proceedings in or analogous to insolvency, bankruptcy, liquidation or if legal process is levied or enforced against any assets of the Chargor, the Bank shall be entitled to enforce this Charge and may, without demand, notice, legal process or any other action with respect to the Chargor, realise, sell, apply or otherwise dispose of all or some of the Securities , the Receivables and the Deposits, at any time and in any way which it deems expedient, free from any restrictions and claims and the Bank shall not be liable for any loss arising out of such realisation, sale, application or disposal.

7.	Power of Attorney and Further Assurance

7.01	The Chargor hereby irrevocably appoints the Bank to be the attorney for the Chargor and in the name and on behalf and as the act or deed of the Chargor or otherwise, without any reference to or consent from the Chargor, to execute all documents and to do all things as may be required for the full exercise of all or any of the powers hereby conferred on the Bank and its rights hereunder as it may consider expedient in connection with the exercise of such powers and rights.

7.02	At the request of the Bank, the Chargor shall execute such documents and perform such acts as the Bank may consider expedient in connection with the exercise of its powers and rights under this Charge.

8.	Limitation on Liability and Indemnity

8.01	The Bank shall not be liable to the Chargor for any act, delay or failure to act, on the part of the Bank, in respect of the Securities, the Receivables and/or the Deposits unless due to the negligence or wilful default of the Bank, its nominees or any of their respective officers or employees.

8.02	The Chargor shall indemnify the Bank, its nominees and their respective officers and employees against all liabilities, claims, costs and damages of any kind which may be incurred by any of them and all actions or proceedings which may be brought by or against them in connection with the Securities, the Receivables and/or the Deposits and the exercise of the powers and rights of the Bank under this Charge, unless due to the negligence or wilful default of the Bank, its nominees or any of their respective officers or employees .

9.	Set-off

The Bank may, at any time and without notice to the Chargor, combine or consolidate any account of the Chargor, or apply any credit balance to which the Charger is entitled on any account with the Bank in or towards satisfaction of the Secured Moneys. For this purpose, the Bank is authorised to purchase, at the Exchange Rate, such other currencies as may be necessary to effect such application with the moneys standing to the credit of such account.

10.	Lien

The Bank is authorised to exercise a lien over all property of the Chargor coming into the possession or control of the Bank, for custody or any other reason and whether or not in the ordinary course of banking business, with power for the Bank to sell such property to satisfy the Secured Moneys.

11.	Chargor’s Accounts

The Bank may, at any time, continue any existing account and open any new account in the name of the Chargor and no subsequent transactions, receipts or payments involving such new accounts shall affect the liability of the Chargor hereunder.

12.	Payments

12.01	No payment to the Bank, pursuant to the enforcement of this Charge or pursuant to any judgment, court order or otherwise in respect of this Charge, shall discharge the obligation of the Chargor in respect of which it was made unless and until payment in full has been received in the currency in which the relevant liability for the Secured Moneys is payable and, to the extent that the amount of any such payment shall, on actual conversion into such currency, at the Exchange Rate, fall short of the amount of the obligation, expressed in that currency, the Chargor shall be liable for the shortfall.

12.02	Any moneys paid to the Bank in respect of the Secured Moneys may be applied in or towards satisfaction of the same or placed to the credit of such account as the Bank may determine with a view to preserving its rights to prove for the whole of the Secured Moneys.

12.03	If any moneys paid to the Bank in respect of the Secured Moneys are required to be repaid by virtue of any law relating to insolvency, bankruptcy or liquidation or for any other reason, the Bank shall be entitled to enforce this Charge as if such moneys had not been paid.

CHARGE OVER SECURITIES AND DEPOSITS WITH THE BANK

(Limited Company, Individual or Firm) (Limited Amount)

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13.	No Waiver

No act or omission by the Bank pursuant to this Charge shall affect its rights, powers and remedies hereunder or any further or other exercise of such rights, powers or remedies.

14.	Consent

Without prejudicing the rights of the Bank under any other agreement with the Chargor, the Chargor agrees that the Bank may, for such purposes as the Bank may consider reasonably appropriate, disclose and/or obtain information concerning the Chargor (including details of and relating to all or any transactions or dealings between the Chargor and the Bank) to or from:

(i)	any agent, contractor or third party service provider (whether situated within or outside Hong Kong) which provides administrative, telecommunications, computer, payment, processing or other services to the Bank in connection with the operation of its business;

(ii)	credit reference agencies;

(iii)	any person to whom the Bank is under an obligation to make disclosure under the requirements of any applicable laws, regulations or judicial process; and

(iv)	any actual or proposed participant, sub-participant, assignee or transferee of all or any of the Bank’s rights, obligations and/or benefits under the Banking Facilities or this Charge (or any part thereof).

In the event that such information includes the personal or other data of any third party or individual, the Chargor confirms and warrants that it has obtained the consent of such third party or individual to the provision of such data to the Bank for such purposes and for disclosure to such persons as referred to in this Clause. The Chargor will indemnify and hold the Bank harmless from all costs, penalties, damages and other losses incurred as the result of any breach of the terms of this Clause.

15.	Assignment

The Chargor may not assign .or transfer any rights or obligations of the Chargor hereunder. The Bank may assign any of its rights hereunder to a person in whose favour it has made an assignment of all or any of the Banking Facilities.

16.	Communications

Any notice, demand or other communication under this Charge shall be in writing and sent to, in the case of the Chargor, its registered office address or at the last address registered with the Bank, and in the case of the Bank, its office specified in the Schedule or such other address as the Bank may notify to the Chargor for this purpose and may be delivered personally, by leaving it at such address, by post, facsimile transmission or telex and shall be deemed to have been delivered to the Chargor at the time of personal delivery or on leaving it at such address or on the second day following the day of posting or on the day of despatch , if sent by facsimile transmission or telex, and to the Bank on the day of actual receipt.

17.	Severability

Each of the provisions of this Chargor is severable and distinct from the others and, if one or more of such provisions is or becomes illegal, invalid or unenforceable, the remaining provisions shall not be affected in any way.

18.	Governing Law and Jurisdiction

18.01	This Charge is governed by and shall be construed in accordance with the laws of the Hong Kong Special Administrative Region (“Hong Kong”).

18.02	The Chargor submits to the non-exclusive jurisdiction of the Hong Kong courts but this Charge may be enforced in the courts of any competent jurisdiction.

18.03	No person other than the Bank and the Chargor will have any right under the Contracts (Rights of Third Parties) Ordinance to enforce or enjoy the benefit of any of the provisions of this Charge.

19.	Governing Version

A Chinese translation of this Charge shall be provided to the Chargor upon request. The English version is the governing version and shall prevail whenever there is any discrepancy between the English version and the Chinese version.

20.	Process Agent

If a Process Agent is specified in the Schedule, service of any legal process on the Process Agent shall constitute service on the Chargor.

CHARGE OVER SECURITIES AND DEPOSITS WITH THE BANK

(Limited Company, Individual or Firm) (Limited Amount)

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21.	Execution

This Charge has been entered into and delivered by the Chargor as a deed on

Schedule

Address of Bank’s Office 1 Queen’s Road Central, Hong Kong, the Hong Kong Special Administrative Region
Details of Chargor Name: PERFECT MOMENT ASIA LIMITED Address: FLAT B, 13/F, GEE CHUNG HONG CENTRE, 65 WONG CHUK KANG ROAD, HONG KONG
Specified Sum (referred to in Clause 2.02) USD4,000,000.-
Details of Depository Name: Address:
Details of Process Agent Name : Address: , the Hong Kong Special Administrative Region

For Corporate

A. Executed under the Seal of the Chargor in the presence of the following Director(s) and/or Secretary:

Signature of Director/Secretary	Signature of Director/Secretary /
Full Name (in Block Letters)	Full Name (in Block Letters)
Address	Address ,
Identification Document Type and Number ,	Identification Document Type and Number
Duly Authorised by a Board Resolution Dated	Duly Authorised by a Board Resolution Dated

Witnessed by:

Signature of Witness	Signature of Witness
Full Name (in Block Letters)	Full Name (in Bloc k Leners}
Office	Office
Identification Document Type and Number	Identification Document Type and Number

CHARGE OVER SECURITIES AND DEPOSITS WITH THE BANK

(Limited Company, Individual or Firm) (Limited Amount)

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B.	Executed as a deed and signed by the following Director(s) and, if applicable, Secretary on behalf of the Chargor:

Signature of Director/Secretary /s/ MAXIMILIAN ALEXANDER GOTTSCHALK	Signature of Director/Secretary /s/ ANDREAS RUBEN KEIJSERS
Full Name (in Block Letters) MAXIMILIAN ALEXANDER GOTTSCHALK	Full Name (in Block Letters) ANDREAS RUBEN KEIJSERS
Address [***]	Address [***]
Identification Document Type and Number [***]	Identification Document Type and Number [***]
Duly Authorised by a Board Resolution Dated	Duly Authorised by a Board Resolution Dated

Witnessed by:

Signature of Witness /s/ MARK DAVID BUCKLEY	Signature of Witness /s/ RAJESHREE SHIVAJI BHOSLE
Full Name ( in Block Letters) MARK DAVID BUCKLEY	Full Name {in Block l euers) RAJESHREE SHIVAJI BHOSLE
Office Unit 2.15 United House, 9 Pembridge Road, Notting Hill London, W113JY	Office Unit 2 . 15 United House, 9 Pembridge Road, Notting Hill London, W11 3JY
Identification Document Type and Number [***]	Identification Document Ty-pe and Number [***]

CHARGE OVER SECURITIES AND DEPOSITS WITH THE BANK

(Limited Company, Individual or Firm) (Limited Amount)

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